Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814 www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
FOURTH QUARTER AND FULL-YEAR 2005 RESULTS
Highlights:
Fourth Quarter 2005
•	Reports FFO of $0.27 per diluted share ($0.40 before debt retirement charges) and net loss per share of $0.09 (net income of $0.04 before debt retirement charges).
•	Completes acquisitions of $89.8 million in fourth quarter and an additional $55.5 million in acquisitions to date in first quarter 2006.
•	Closes on follow-on offering of 3,450,000 common shares at $24.23 per share.
•	Completes second phase of $100 million refinancing
•	Declares dividend of $0.31 per share for the fourth quarter of 2005 and expects an annual dividend of $1.24 per share in 2006.
•	Issues first quarter 2006 FFO guidance of $0.41 to $0.43 per share.
Full-Year 2005
•	Reports EPS per diluted share of $0.08 ($0.22 before debt retirement charges).
•	Reports FFO per diluted share of $1.46 ($1.62 before debt retirement charges) compared to $1.10 ($1.16 before debt retirement charges) in 2004.
•	Same-property NOI increases 7.3% year-over-year.
•	Completes acquisitions of $214 million through twelve separate transactions in 2005.
•	Portfolio occupancy of 89.3%. Excluding 2000 Gateway Boulevard, portfolio occupancy improves slightly to 94.0% compared to 93.8% at year-end 2004.
BETHESDA, MD (February 23, 2006) – First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and twelve months ended December 31, 2005.
The Company’s net loss for the fourth quarter of 2005 was $1.8 million, or $0.09 per diluted share, compared with net income of $2.2 million, or $0.15 per diluted share, for the fourth quarter of 2004. Fourth quarter 2005 results include $2.8 million, or approximately $0.13 per share, of debt retirement charges net of minority interests described below under “Refinancing.” The Company’s funds from operations (FFO) for the fourth quarter of 2005 were $5.5 million, or $0.27 per diluted share ($8.3 million, or $0.40 per diluted share, before debt retirement charges), compared with $4.7 million, or $0.30 per diluted share ($0.34 before debt retirement charges), during the fourth quarter of 2004. The Company’s FFO increased due to improved operating results of its existing portfolio and the positive impact from accretive acquisitions.
Net income for 2005 was $1.4 million, or $0.08 per diluted share, compared with net income of $2.6 million, or $0.23 per diluted share, for 2004. The Company’s FFO for 2005 was $26.4 million ($1.46 per diluted share), and $29.2 million ($1.62 per diluted share) before debt retirement charges of $2.9 million ($0.16 per

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diluted share), compared with $14.3 million ($1.10 per diluted share), and $15.1 million ($1.16 per diluted share) before debt retirement charges of $0.8 million ($0.06 per diluted share in 2004).
The Company’s portfolio was 89.3% leased at December 31, 2005, including 421,100 square feet of vacancy attributable to the September 30, 2005, acquisition of a vacant property, 2000 Gateway Boulevard. Excluding 2000 Gateway Boulevard, the Company’s portfolio was 94.0% leased. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Fourth Quarter 2005 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “We are proud of the results from our second full year as a public company. Excluding debt retirement charges, our FFO increased by 94% in 2005, or by 40% on a per share basis. The favorable combination of strong markets, well-located properties, excellent leasing velocity and our ability to source off-market acquisitions led to another record year for First Potomac. We continue to add value to the company through accretive acquisitions and are maintaining a healthy balance of assets by type and location. Looking forward to 2006, we remain confident in our strategy of acquiring properties that enable us add value through re-leasing and efficient, hands-on management. We are also exploring development opportunities at some of our existing properties as well as the sale of certain stabilized assets.”
Recent Acquisitions
403 and 405 Glenn Drive (Sterling, Virginia) – On October 7, 2005, the Company acquired a two-building 197,201-square-foot multi-tenanted flex/industrial property in Sterling, Virginia, for $16.0 million. The property was 82% leased to sixteen tenants. The acquisition was funded with borrowings under the credit facility and the assumption of an $8.5 million mortgage loan, fair valued at $9.3 million, maturing in 2011 that bears interest at 7.6%. The acquisition is expected to generate a first-year cash NOI return of approximately 6.9%.
Diamond Hill Distribution Center (1960 Diamond Hill Road, 1910 & 1920 Campostella Road, & 2115 Portlock Road, Chesapeake, Virginia) – On October 12, 2005, the Company acquired a four-building 712,550-square-foot industrial property in Chesapeake, Virginia, for $29.0 million. The property was 100% leased to four tenants. The acquisition was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.9%.
Linden Business Center (7333, 7565, & 7795 Coppermine Drive, Manassas, Virginia) – On October 13, 2005, the Company acquired a three-building 108,004-square-foot multi-tenanted flex/office property in Manassas, Virginia, for $15.2 million. The property was 84% leased to ten tenants. The acquisition was financed, in part, by the assumption of a $7.6 million mortgage loan, fair valued at $7.8 million, maturing in 2013 that bears interest at 6.0%; the balance of the acquisition cost was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.0%.
Prosperity Business Center (2930-2942 Prosperity Avenue, Merrifield, Virginia) – On November 3, 2005, the Company acquired a 71,572-square-foot multi-tenanted small-bay industrial property in Merrifield, Virginia for $9.0 million. The property was 100% leased to seven tenants. The acquisition was financed, in part, by the assumption of a $4.0 million mortgage loan, fair valued at $4.1 million, maturing in 2013 that bears interest at 6.3%; the balance of the acquisition cost was funded with Operating Partnership units and cash. The acquisition is expected to generate a first-year cash NOI return of approximately 6.9%.
Owings Mills Business Center (11421, 11425, 11431, & 11435 Cronhill Drive, Owings Mills, Maryland) – On November 3, 2005, the Company acquired a four-building 87,148-square-foot multi-tenanted flex/office property in Owings Mills, Maryland, for $8.5 million. The property was 92% leased to eight tenants. The acquisition was financed, in part, by the assumption of a $5.9 million mortgage loan maturing in 2014 that approximated its fair value and bears interest at 5.9%; the balance of the acquisition cost was funded with

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Operating Partnership units and cash. The acquisition is expected to generate a first-year cash NOI return of approximately 10.1%.
The purchase price for Prosperity and Owings Mills Business Centers was partially funded with the issuance of 300,429 limited partnership interests in the Company’s Operating Partnership valued at $23.58 per unit (the Company’s 20-day trailing average share price at the time the Company entered into an agreement to acquire the property). The issuance of these units was assumed in the Company’s 2006 guidance.
1000 Lucas Way (1000 Lucas Way & 514 Butler Farm Road, Hampton, Virginia) – On December 8, 2005, the Company acquired a two-building 182,175-square-foot multi-tenanted flex/office property in Hampton, Virginia, for $12.1 million. The property was 91% leased to two tenants. The acquisition cost was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 9.7%.
River’s Bend Center (12730 & 13001 Kingston Avenue, 701 & 801 Liberty Way, Chester, Virginia) – On January 19, 2006, the Company acquired a four-building, 492,400-square-foot multi-tenanted flex/warehouse property in Chester, Virginia for $31.2 million. The property was 93% leased to six tenants. The acquisition was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.7%.
Northridge I & II (10430-10444 & 10456-10488 Lakeridge Drive, Ashland, Virginia) – On January 19, 2006, the Company acquired a two-building, 140,390-square-foot multi-tenanted flex/industrial property in Ashland, Virginia for $8.8 million. The property was 100% leased to eight tenants. The acquisition was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 7.6%.
Crossways I (1441 Crossways Boulevard, Chesapeake, Virginia) – On February 10, 2006, the Company acquired a 143,398-square-foot flex/office property in Chesapeake, Virginia for $15.5 million. The property was 85% leased to two tenants. The acquisition was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 6.8%.
Financial Structure
At December 31, 2005, the Company’s debt-to-total-market capitalization ratio was 41.0% based on the Company’s closing stock price of $26.60. The interest coverage ratio for the quarter was 2.4 times and the fixed charge coverage ratio was 2.0 times compared with 2.6 and 2.2 times, respectively, for the quarter ended September 30, 2005.
Of the $396.3 million of debt outstanding at December 31, 2005, $369.3 million was fixed-rate debt with a weighted average interest rate of 5.5% and a weighted average maturity of 6.1 years. The remaining $27.0 million was floating-rate debt that represented borrowings on the Company’s revolving credit facility, with a weighted average interest rate of 6.1% and a weighted average maturity of 1.0 year.
Common Stock Offering
The Company completed an offering of 3,450,000 common shares, which closed on October 26, 2005, raising net proceeds of approximately $79 million. The Company used the net proceeds to substantially pay down the balance on its revolving credit facility.

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Refinancing
On July 18, 2005, the Company closed on a $100 million fixed-rate secured financing with Jackson National Life Insurance Company. The loan has a 10-year term with a fixed rate of 5.19%, with interest only payments for the first five years and 30-year amortization thereafter. Terms of the financing allow the Company to substitute collateral as long as certain debt service coverage and loan-to-value ratios are maintained. The loan was funded in two stages, with the first $65 million funded at the initial closing. Proceeds from the first funding were used to repay all of the Company’s floating rate mortgage debt and to reduce the balance outstanding on its revolving credit facility. The Company incurred a $100 thousand charge associated with the write-off of unamortized financing cost from the retirement of debt. The second funding ($35 million) occurred on December 16, 2005, with the proceeds used to defease a mortgage loan maturing in December 2007 that bears interest at 7.26%. The Company incurred a non-reoccurring charge totaling approximately $2.8 million in the fourth quarter of 2005 related to the costs associated with defeasing this loan and writing off associated deferred financing costs.
Five properties serve as the collateral for the first funding (Rumsey Center, Snowden Center, Greenbrier Technology Center II, Norfolk Business Center and Alexandria Corporate Park) and an additional two properties were added to the collateral base with the second funding (Plaza 500 and Van Buren Business Park).
Amendment to Credit Facility
On October 12, 2005, the Company entered into a second amendment to its revolving credit facility, which increased the permitted borrowings under the revolving credit facility from $75 to $100 million, changed the maximum recourse debt covenant from $10 million to 10% of gross asset value, modified the process for adding eligible unencumbered properties to the borrowing base for the facility and removed a restriction regarding additional unsecured corporate debt.
Dividends
On January 20, 2006, the Company declared a dividend of $0.31 per common share for the quarter ended December 31, 2005, representing the eighth consecutive increase in the Company’s quarterly dividend. The dividend was paid on February 10, 2006, to shareholders of record on January 31, 2006. The Board of Trustees also established a new dividend policy for the Company. Rather than resetting its dividend each quarter, the Company expects to pay a quarterly cash dividend of $0.31 per diluted common share for each quarter of 2006, or $1.24 per diluted common share on an annualized basis. The adoption of this dividend policy does not commit the Board of Trustees to declare future dividends, and each future dividend will be considered and declared by the Board of Trustees in its discretion.
Earnings and FFO Guidance
The Company issued guidance for the quarter ending March 31, 2006, and expects to report FFO per diluted share of $0.41 to $0.43 and net income per diluted share of $0.04 to $0.05.
The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for First Quarter 2006	Low Range	High Range
Net income per diluted share	$0.04	$0.05
Real estate depreciation and minority interest per diluted share	0.37	0.38

FFO	$0.41	$0.43

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The Company issued revised guidance for 2006 of $1.75 to $1.90 in FFO per diluted share and net income of $0.27 to $0.32 per diluted share to reflect lower initial yield assumptions on its acquisitions, modest dilution from asset sales during the year and slightly higher short-term interest rates. The guidance estimates exclude any potential gains on the sale of assets.

Guidance Range for 2006	Low Range	High Range
Net income per diluted share	$0.27	$0.32
Real estate depreciation and minority interest per diluted share	1.48	1.58

FFO	$1.75	$1.90

Barry H. Bass, the Company’s chief financial officer, commented, “Our markets remain strong, and we have been experiencing excellent leasing velocity. Based on the strength of our markets, we have been pursuing acquisition opportunities that have a deeper value-add component than we had originally anticipated with lower initial yields but the potential for higher long-term returns. We are also exploring capital recycling opportunities that could have a short-term dilutive impact, but the sale proceeds will provide an excellent source of capital for our continued growth.”
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Friday, February 24, 2006 at 11:00 a.m. EDT, to discuss fourth quarter and year-end results. The number to call for this interactive teleconference is (617) 786-2962. A replay of the conference call will be available through March 3, 2006 by dialing (617) 801-6888 and entering the confirmation number, 72610472.
The Company will also provide an online Web simulcast and rebroadcast of its 2005 fourth quarter and year-end conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.earnings.com on February 24, 2006, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a 121-building portfolio totaling approximately 9.1 million square feet. The Company’s largest tenant is the U.S. Government. The Company has completed $610 million in acquisitions in 25 separate transactions since it completed its public offering in October 2003.

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Non-GAAP Financial Measures
Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles or GAAP), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s funds from operations calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005		2004	2005	2004
	(unaudited)			(unaudited)
Revenues:
Rental		$18,758,868	$12,246,643	$65,309,905	$36,486,648
Tenant reimbursements and other		3,701,099	1,959,898	12,323,061	5,625,683

Total revenue		22,459,967	14,206,541	77,632,966	42,112,331

Operating expenses:
Property operating		4,075,566	2,540,024	13,518,726	7,574,844
Real estate taxes and insurance		2,009,220	1,291,735	6,568,193	3,876,998
General and administrative		2,249,142	1,414,348	7,940,276	4,702,201
Depreciation and amortization		7,379,818	4,396,208	24,897,357	13,357,377

Total operating expenses		15,713,746	9,642,315	52,924,552	29,511,420

Operating income		6,746,221	4,564,226	24,708,414	12,600,911

Other expenses (income):
Interest expense		5,928,362	3,719,833	20,515,741	11,428,333
Interest and other income		(58,927)	(42,611)	(137,244)	(214,491)
Loss from early retirement of debt		2,776,209	617,576	2,870,912	753,445

Total other expenses		8,645,644	4,294,798	23,249,409	11,967,287

(Loss) income from continuing operations before minority interests and discontinued operations		(1,899,423)	269,428	1,459,005	633,624

Minority interests		(123,615)	23,254	108,671	47,395

(Loss) income from continuing operations		(1,775,808)	246,174	1,350,334	586,229

Discontinued operations
Income from operations of disposed property		—	56,103	—	154,968
Gain on sale of disposed property		—	2,092,367	—	2,092,367
Minority interests in discontinued operations		—	(192,933)	—	(203,166)

Income from discontinued operations		—	1,955,537	—	2,044,169

Net (loss) income		$(1,775,808)	$2,201,711	$1,350,334	$2,630,398

Depreciation and amortization of real estate assets		7,379,818	4,396,208	24,897,357	13,357,377
Discontinued operations depreciation and amortization		—	7,685	—	187,923
Minority interests		(123,615)	216,187	108,671	250,561
Gain on sale of disposed property		—	(2,092,367)	—	(2,092,367)

Funds from operations (FFO)		$5,480,395	$4,729,424	$26,356,362	$14,333,892

Debt retirement charges		2,776,209	617,576	2,870,912	753,445

FFO before debt retirement charges		$8,256,604	$5,347,000	$29,227,274	$15,087,337

Basic net (loss) income per share:
Continuing operations		$(0.09)	$0.02	$0.08	$0.05
Income from discontinued operations		—	0.14	—	0.18

Net (loss) income		$(0.09)	$0.16	$0.08	$0.23

Weighted average common shares outstanding — basic		19,110,815	14,154,000	16,595,380	11,529,738

Diluted net (loss) income per share:
Continuing operations	$	(0.09)	$0.02	$0.08	$0.05
Income from discontinued operations		—	0.13	—	0.18

Net (loss) income		$(0.09)	$0.15	$0.08	$0.23

Weighted average common shares outstanding — dilutive[1]		N/A	14,320,861	16,805,135	11,662,334
FFO per share — basic		$0.27	$0.30	$1.48	$1.11
Weighted average common shares and units outstanding — basic FFO		20,407,363	15,543,273	17,849,017	12,919,011

FFO per share — diluted		$0.27	$0.30	$1.46	$1.10
FFO per share — diluted — before debt retirement charges		$0.40	$0.34	$1.62	$1.16
Weighted average common shares and units outstanding — diluted FFO		20,627,192	15,710,134	18,058,772	13,051,607

[1]	All potential common share equivalents are anti-dilutive for the fourth quarter of 2005.

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	December 31, 2005	December 31, 2004
	(unaudited)
Assets:
Rental property, net	$669,133,719	$463,936,562
Cash and cash equivalents	3,355,692	2,532,269
Escrows and reserves	9,818,004	6,301,465
Accounts and other receivables, net of allowance for doubtful accounts of $338,775 and $147,649, respectively	2,705,065	2,767,879
Accrued straight-line rents, net of allowance for doubtful accounts of $35,288 and $18,209 respectively	3,638,022	2,309,576
Deferred costs, net	6,675,659	4,196,229
Prepaid expenses and other assets	3,322,586	2,023,823
Intangible assets, net	29,114,469	26,008,351

Total assets	$727,763,216	$510,076,154

Liabilities:
Mortgage loans	$369,266,174	$259,039,281
Credit facility	26,998,642	39,679,912
Accounts payable and accrued expenses	4,734,159	4,058,025
Accrued interest	1,618,091	799,974
Rents received in advance	2,932,172	1,744,022
Tenant security deposits	3,972,822	2,804,287
Below market leases acquired	7,281,744	5,266,728

Total liabilities	416,803,804	313,392,229

Minority interests	21,628,564	18,991,052

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 20,072,755 and 14,154,000 shares issued and outstanding, respectively	20,073	14,154
Additional paid-in capital	338,563,952	209,268,156
Dividends paid in excess of accumulated earnings	(49,253,177)	(31,589,437)

Total shareholders’ equity	289,330,848	177,692,873

Total liabilities and shareholders’ equity	$727,763,216	$510,076,154

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Total revenue	$22,459,967	$14,206,541	$77,632,966	$42,112,331
Property operating expenses	4,075,566	2,540,024	13,518,726	7,574,844
Real estate taxes and insurance	2,009,220	1,291,735	6,568,193	3,876,998

NOI	16,375,181	10,374,782	57,546,047	30,660,489

Less: Non same-property NOI and termination fee income	(6,400,589)	(466,366)	(33,194,082)	(7,973,540)

Same-property NOI(1) — accrual basis	9,974,592	9,908,416	24,351,965	22,686,949
Straight-line revenue, net	(127,623)	(133,235)	(160,564)	(188,019)
Deferred market rental revenue	(221,068)	(202,963)	(246,019)	(329,166)

Same-property NOI — cash basis	$9,625,901	$9,572,218	$23,945,382	$22,169,764

Same-property NOI growth — accrual basis		0.7%		7.3%
Same-property NOI growth — cash basis		0.6%		8.0%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same properties for the year to date periods compared include Plaza 500, Van Buren Business Park, 6600 Business Parkway, 13129 Airpark Road, 4200 and 4212 Technology Court, Newington Business Park Center, Crossways Commerce Center I, Crossways Commerce Center II, the Coast Guard Building, Rumsey Center, Snowden Center, Greenbrier Technology Center, Norfolk Business Center, Virginia Center, Interstate Plaza and Alexandria Corporate Park.

The three months ended December 31, 2005 and 2004 includes the above properties as well as Herndon Corporate Center, Aquia Commerce Center, Deer Park, 6900 English Muffin Way, Gateway Center, Gateway West, Gateway West II, Girard Business Center, Girard Place, 15 Worman’s Mill Court, 20270 Goldenrod Lane, 4451 Georgia Pacific Blvd, 7561 Lindbergh Drive, Patrick Center, West Park, Woodlands Business Center, Old Courthouse Square and Airpark Place.

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